UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd., Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 25, 2025, the board of directors (the “Board”) of Odyssey Marine Exploration, Inc. (“Odyssey”) increased the size of the Board from four directors to five directors and appointed Larissa Pommeraud to fill the resulting vacancy, effective as of March 1, 2025. Ms. Pommeraud will hold office until Odyssey’s 2025 annual meeting of stockholders, where she is expected to stand for re-election, or until her earlier death, resignation, or removal. Ms. Pommeraud will serve as a member of the Governance and Nominating Committee and the Compensation Committee.

In connection with Ms. Pommeraud’s appointment, the Board determined that Ms. Pommeraud meets the independence requirements of the Nasdaq Capital Market and the independence standards set forth in Item 407(a) of Regulation S-K. Ms. Pommeraud does not have (a) any arrangement or understanding with any other person pursuant to which she was appointed as a director, or (b) any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Ms. Pommeraud does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Pommeraud will be compensated for being a director and serving on committees on the same basis as all directors.

Ms. Pommeraud brings more than 20 years of strategic, governance, financial, business development, and operations leadership experience to the board. She currently serves as Chief Operating Officer of Agno Health, Inc., a provider of mental health solutions, and as Board Chair of Marine Applied Research and Exploration (MARE), an organization with the mission to explore and document deep-water ecosystems to assist in their conservation and management. She previously served as Chief Product Officer of League One Volleyball, Global General Manager of Emerging Businesses at Art.com, Head of Strategy & Corporate Development for StubHub, VP of Brand and Business Strategy at Arnold Worldwide, and Strategy Consultant as well as Head of North American Marketing and EMEA Strategy and Operations at Bain & Company.

Ms. Pommeraud earned her B.A. degree in Economics and Environmental Science & Public Policy from Harvard University and her M.B.A. from INSEAD.

Item 8.01	Other Events.

On March 3, 2025, Odyssey issued a press release announcing Ms. Pommeraud’s appointment to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The filing of and information included in this Current Report on Form 8-K, including all exhibits hereto, should not be deemed any admission as to the materiality of any information required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Press release issued by Odyssey on March 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: March 3, 2025	By:	/s/ Mark D. Gordon
Mark D. Gordon
Chief Executive Officer